Exhibit 10.1
Amendment to Master Services Agreement No. TH120103 by and between Cingular Wireless LLC and Phase 2 Solutions, Inc. for Contracted Call Center Services dated February 24, 2004 and specification for Purchase Order No. 3 dated March 23 2005.
GAAMD-eGS051607-01
To
Purchase Order 3
This Amendment (GAAMD-eGS051607-00) is effective as of June 16, 2007, between eTelecare Global solutions, Inc. (eGS), a Philippines corporation and AT & T Mobility LLC (f/k/a Cingular Wireless) a Delaware limited liability company (“Buyer”) on behalf of itself and its Affiliates, amends that certain Purchase Order.
RECITALS
     WHEREAS Buyer and eGS have entered into that certain Call Center Services Statements of Work dated June 15, 2005 (“SOW”) to provide services to Buyer;
     WHEREAS Buyer and eGS desire to amend the SOW to extend the term of the Agreement;
     FOR AND IN CONSIDERATION of the mutual covenants contained herein, the parties agree to amend the SOW as follows;
1.	Section 6.1 “Term” of the SOW is hereby deleted in its entirety and replaced with the following:

Section 6.1 “Term” This SOW shall begin on June 15, 2005 and end on August 31, 2007.

2.	The amendments made to the SOW by this Amendment (GAAMD-eGS051607-01) shall be effective as of June 15, 2007. Except as amended by GAAMD-eGS051707-01, and as specifically stated in this Amendment, the SOW is not modified, revoked or superseded and remains in full force and effect.
IN WITNESS WHEREOF, the parties hereby execute this Amendment as of the date first written above.

AT & T Mobility LLC		eTelecare Global Solutions, Inc.

By:	/s/ George Atenison	By:	/s/ Benedict C. Hernandez

Printed Name:	George Atenison	Printed Name:	Benedict C. Hernandez

Title:	Senior Contract Manager	Title:	VP-PHILIPPINE OPERATIONS

Date:	6/27/07	Date:	June 26, 2007